Exhibit 5(e)
[Letterhead of Farmers New World Life Insurance Company]
Variable Policy Application Supplement

Proposed Insured:	Policy Number:

Plan (circle one):  FVUL   or   FVA   (Please use form 31-4313 for LifeAccumulator)

Premium Allocation:	Indicate how premiums are to be allocated, until later changed by you (choose only one).
(Note: if no allocation is selected, 100% of premium will be allocated to the fixed account.)
The initial premium payment will be allocated to the fixed account for the period described in the prospectus.
☐	I have elected the following asset allocation model (choose only one model):
☐ Conservative    ☐ Moderately Conservative    ☐ Balanced    ☐ Moderately Aggressive    ☐ Aggressive
OR
☐	I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.)
The following are PVC Strategic Asset Management (SAM) Portfolio;
          %Flexible Income           %Conservative Balanced           %Balanced           %Conservative Growth           %Strategic Growth
♦ Calvert Variable Series, Inc.
          % Social Small Cap Growth Portfolio
♦ Dreyfus (Service Class Shares)
          % Socially Responsible Growth Fund, Inc.
♦ Dreyfus Variable Investment Fund (Service Class Shares)
          % Developing Leaders Portfolio
          % Quality Bond Portfolio
♦ Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)
          % VIP Growth Portfolio
          % VIP Index 500 Portfolio
          % VIP Mid-Cap Portfolio
♦ Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)
          % Franklin Small-Mid Cap Growth Securities Fund
          % Franklin Small Cap Value Securities Fund
          % Templeton Developing Markets Securities Fund
          % Templeton Global Asset Allocation Fund
♦ Goldman Sachs Variable Insurance Trust
          % Capital Growth Fund
          % Structured Small Cap Equity Fund
♦ Janus Aspen Series
          % Balanced Portfolio (Service Shares)
          % Forty Portfolio (Institutional Shares)
          % Mid Cap Growth Portfolio (Service Shares)
♦ PIMCO Variable Insurance Trust (Administrative Class Shares)
          % Foreign Bond Portfolio (U.S. Dollar-Hedged)
          % Low Duration Portfolio
♦ DWS Variable Series I (Class A Shares)
          % Bond VIP
          % Global Opportunities VIP
          % Growth and Income VIP
          % International VIP
          % Money Market VIP
♦ DWS Variable Series II (Class A Shares)
          % Government & Agency Securities VIP
          % High Income VIP
          % Small Cap Growth VIP
          % DWS Dreman High Return Equity VIP
♦ Principal Variable Contracts Fund, Inc (Class 2 Shares)
          % Equity Income Account 1
          % MidCap Stock Account
          % SmallCap Growth Account
          % West Coast Equity Account
♦ Fixed Account
          % Fixed Account (Must be used if DCA Requested)
Was a hypothetical sales illustration used during the sales process? ☐ Yes ☐ No (If yes, please attach a copy.)
Telephone Transfer Authorization:
All States Except North Dakota:
I (we) AUTHORIZE Farmers New World Life to act upon my telephone transfer requests. I (we) understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product’s prospectus.
Telephone transfer is authorized unless the following box is checked: ☐ I (we) prefer NOT to authorize telephone transfers.
North Dakota Residents Only:
Telephone Transfer is Authorized: ☐ Yes ☐ No
Telephone transfer among the subaccounts and the fixed account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I (we), as Owner agree and understand that:
1.	Neither the Company nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization.

2.	Transfer will be made subject to the conditions of the policy, administrative regulations of the Company, and the prospectus.

3.	Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction.

4.	This authorization shall continue in force until the earlier of receipt of written revocation from the owner, or the Company discontinuing this privilege.
I (we) understand that as a condition of allowing telephone instructions be made, the Company, at its sole option and without prior notice to the owner, any person or representative, may record all or part of any telephone conversation containing such instructions. All terms are binding on my agents, heirs, and assignees.
Continued on Page 2

Optional Features Elected:
☐	I elect the Guaranteed Minimum Death Benefit Rider. (Variable Annuity only; where available)

☐	I elect Automatic Asset Rebalancing (AAR) among the accounts chosen on page 1 (excluding fixed account). I elect to have the assets in the subaccounts moved to match the premium allocation elections.

☐	I elect Dollar Cost Averaging (DCA) $ ($100 minimum) per month from the fixed account to:
(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)
OR
I allocate DCA as follows:
The following are PVC Strategic Asset Management (SAM) Portfolio:
          %Flexible Income           %Conservative Balanced           %Balanced           %Conservative Growth           %Strategic Growth
♦ Calvert Variable Series, Inc.
          % Social Small Cap Growth Portfolio
♦ Dreyfus (Service Class Shares)
          % Socially Responsible Growth Fund, Inc.
♦ Dreyfus Variable Investment Fund (Service Class Shares)
          % Developing Leaders Portfolio
          % Quality Bond Portfolio
♦ Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)
          % VIP Growth Portfolio
          % VIP Index 500 Portfolio
          % VIP Mid-Cap Portfolio
♦ Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)
          % Franklin Small-Mid Cap Growth Securities Fund
          % Franklin Small Cap Value Securities Fund
          % Templeton Developing Markets Securities Fund
          % Templeton Global Asset Allocation Fund
♦ Goldman Sachs Variable Insurance Trust
          % Capital Growth Fund
          % Structured Small Cap Equity Fund
♦ Janus Aspen Series
          % Balanced Portfolio (Service Shares)
          % Forty Portfolio (Institutional Shares)
          % Mid Cap Growth Portfolio (Service Shares)
♦ PIMCO Variable Insurance Trust (Administrative Class Shares)
          % Foreign Bond Portfolio (U.S. Dollar-Hedged)
          % Low Duration Portfolio
♦ DWS Variable Series I (Class A Shares)
          % Bond VIP
          % Global Opportunities VIP
          % Growth and Income VIP
          % International VIP
          % Money Market VIP
♦ DWS Variable Series II (Class A Shares)
          % Government & Agency Securities VIP
          % High Income VIP
          % Small Cap Growth VIP
          % DWS Dreman High Return Equity VIP
♦ Principal Variable Contracts Fund, Inc (Class 2 Shares)
          % Equity Income Account 1
          % MidCap Stock Account
          % SmallCap Growth Account
          % West Coast Equity Account
The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner instructs otherwise, or until there is not enough money in the fixed account to make the transfer, whichever is earlier.
Suitability Information on Policy Owner — Print name of Policy Owner if other than Insured:

		Federal Income		Net Worth
Annual Earnings		Tax Rate		(including residence)		Financial & Investment Objectives		Risk Tolerance
☐	$0 - $50,000	☐	15%	☐	$0 - $150,000	☐	Increase current income	☐	Conservative
☐	$50,001 - $100,000	☐	27%	☐	$150,001 - $250,000	☐	Aggressive Growth	☐	Moderate
☐	$100,001 - $250,000	☐	30%	☐	$250,001 - $500,000	☐	Combination of the above	☐	Aggressive
☐	over $250,000	☐	35%	☐	over $500,000	☐	Other
		☐	38%

Remarks:

I (we) understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I (we) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I (we) agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application. I (we) also certify that I (we) have read the Fraud Warnings and Other Notices listed on form 31-4226 for my (our) state of residence, if any.

Signed at:

	City and State	Signature of Proposed Insured
Dated on:

	Month, Day, Year	Signature of Policy Owner (if other than Insured)

Signature of Agent as Witness